Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bob Puccini
Investor Relations
(720) 895-7787
bob.puccini@arrisi.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

THIRD QUARTER 2012 RESULTS

Suwanee, Ga. (October 24, 2012) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the third quarter 2012.

Revenues in the third quarter 2012 were $357.5 million as compared to third quarter 2011 revenues of $274.4 million and as compared to second quarter 2012 revenues of $349.3 million. Through the first three quarters of 2012 and 2011, revenues were $1,009.7 million and $807.6 million, respectively.

Adjusted net income (a non-GAAP measure) in the third quarter 2012 was $0.22 per diluted share, compared to $0.21 per diluted share for the third quarter 2011 and $0.25 per diluted share for the second quarter 2012. Year to date, adjusted net income was $0.66 per diluted share for 2012 as compared to $0.60 per diluted share in 2011.

GAAP net income in the third quarter 2012 was $0.15 per diluted share, as compared to third quarter 2011 GAAP net income of $0.11 per diluted share and second quarter 2012 GAAP net income of $0.13 per diluted share. Year to date, GAAP net income was $0.33 per diluted share in 2012 as compared to GAAP net income of $0.34 per diluted share in 2011. Significant GAAP items that have been adjusted in computing adjusted net income and adjusted net income per diluted share include: acquisition accounting impacts related to acquired deferred revenue; amortization of intangible assets; long-term investment impairment; loss on the sale of a product line; equity compensation; non-cash interest expense; acquisition and restructuring charges; and certain discrete tax items. A reconciliation of adjusted net income to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arrisi.com).

Gross margin for the third quarter 2012 was 31.3%, which compares to the third quarter 2011 gross margin of 36.5% and the second quarter 2012 gross margin of 33.9%.

The Company ended the third quarter of 2012 with $571.2 million of cash resources, which includes $548.4 million of cash, cash equivalents and short-term investments, and $22.8 million of long-term marketable security investments, as compared to $576.3 million, in the aggregate, at the end of the second quarter of 2012. During the third quarter 2012, the Company repurchased approximately 0.8 million shares of ARRIS common stock for $10.4 million. Year to date the Company has repurchased approximately 4.5 million shares for $51.9 million. The Company generated $6.7 million of cash from operating activities during the third quarter 2012 and $72.6 million through the first nine months of 2012, which compares to $24.5 million and $52.3 million, respectively, during the same periods in 2011.

Order backlog at the end of the third quarter 2012 was $185.8 million as compared to $155.3 million and $251.9 million at the end of the third quarter 2011 and the second quarter 2012, respectively. The Company’s book-to-bill ratio in the third quarter 2012 was 0.82 as compared to the third quarter 2011 of 1.00 and the second quarter 2012 of 0.93.

“I am very pleased with our third quarter and year to date results as we continue to see strong demand for our products. We just completed a successful SCTE Expo show in Orlando where we showcased our new E6000 Converged Edge Router,” said Bob Stanzione, ARRIS Chairman and CEO. “The level of engagement with our customers is outstanding and I am very encouraged by the alignment of our products with their investment priorities”.

“Our third quarter results were strong, with adjusted net income per share in the upper half of our guidance,” said David Potts, ARRIS EVP & CFO. “With respect to the fourth quarter 2012, we now project that revenues for the Company will be in the range of $345 to $365 million, with adjusted net income per diluted share in the range of $0.26 to $0.30 and GAAP net income per diluted share in the range of $0.13 to $0.17, reflecting higher demand for our CMTS product line.”

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, October 24, 2012, to discuss these results in detail. You may participate in this conference call by dialing (888) 713-4209 or (617) 213-4863 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 70703648, and Bob Puccini as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through October 30, 2012 by dialing (888) 286-8010 or (617) 801-6888 and using the pass code 74972935. Live internet access to the call will be available through the Investor Relations section of the Company’s website at www.arrisi.com. A replay will also be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS

ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple- and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver converged IP video solutions, carrier-grade telephony, demand driven video, next-generation advertising, network and workforce management solutions, access and transport architectures and ultra high-speed data services. Headquartered in Suwanee, GA, USA, ARRIS has R&D centers in Suwanee, GA; Beaverton, OR; Lisle, IL; Kirkland, WA; State College, PA; Tel Aviv, Israel; Wallingford, CT; Waltham, MA; Cork, Ireland; and Shenzhen, China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

•	growth expectations and business prospects;

•	revenues and net income for the fourth quarter 2012 and beyond;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•

projected results for the fourth quarter 2012 as well as the general outlook for 2013 are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•

ARRIS’ customers operate in a capital intensive consumer based industry, and the current economic uncertainty or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•

because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the current volatility in the capital markets, its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2012. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
ASSETS

Current assets:
Cash and cash equivalents	$188,653	$199,395	$215,808	$235,875	$354,659
Short-term investments, at fair value	359,753	340,166	298,539	282,904	220,318

Total cash, cash equivalents and short term investments	548,406	539,561	514,347	518,779	574,977

Restricted cash	4,665	3,942	3,943	4,101	3,647
Accounts receivable, net	171,143	179,371	183,427	152,437	165,821
Other receivables	578	1,414	5,071	8,789	5,296
Inventories, net	137,496	102,361	105,114	115,912	116,769
Prepaids	12,408	12,124	12,436	10,408	10,692
Current deferred income tax assets	20,787	21,972	22,068	22,048	24,239
Other current assets	18,907	16,766	16,792	27,071	21,695

Total current assets	914,390	877,511	863,198	859,545	923,136

Property, plant and equipment, net	54,593	56,175	57,810	61,375	57,619
Goodwill	194,469	194,626	195,268	194,542	233,430
Intangible assets, net	102,258	110,000	117,444	124,823	141,784
Investments	57,483	70,967	82,968	71,095	47,221
Noncurrent deferred income tax assets	49,589	47,228	42,106	38,433	9,637
Other assets	9,913	10,575	11,699	10,997	5,400

	$1,382,695	$1,367,082	$1,370,493	$1,360,810	$1,418,227

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$49,061	$44,800	$54,576	$40,671	$38,918
Accrued compensation, benefits and related taxes	35,066	28,165	31,081	36,764	25,320
Accrued warranty	3,036	2,995	3,094	3,350	2,933
Deferred revenue	50,859	63,023	60,129	43,746	39,094
Other accrued liabilities	21,768	23,980	31,054	33,325	19,653

Total current liabilities	159,790	162,963	179,934	157,856	125,918
Long-term debt, net of current portion	218,943	215,823	212,765	209,766	206,825
Accrued pension	26,172	25,696	25,739	25,260	17,989
Accrued severance liability, net of current portion	3,895	3,758	3,884	4,191	—
Noncurrent income taxes payable	24,434	26,676	26,676	24,450	22,471
Noncurrent deferred income tax liabilities	334	340	352	337	21,117
Other noncurrent liabilities	20,362	21,039	22,372	22,745	16,253

Total liabilities	453,930	456,295	471,722	444,605	410,573

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,479	1,473	1,467	1,449	1,446
Capital in excess of par value	1,270,561	1,259,946	1,247,763	1,245,115	1,237,852
Treasury stock at cost	(306,330)	(295,960)	(280,724)	(254,409)	(220,034)
Unrealized gain (loss) on marketable securities	74	211	149	(267)	26
Unfunded pension liability	(10,231)	(10,231)	(10,231)	(10,231)	(5,813)
Accumulated deficit	(26,604)	(44,468)	(59,469)	(65,268)	(5,639)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	928,765	910,787	898,771	916,205	1,007,654

	$1,382,695	$1,367,082	$1,370,493	$1,360,810	$1,418,227

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Net sales	$357,432	$274,374	$1,009,660	$807,609
Cost of sales	245,480	174,250	670,274	503,641

Gross margin	111,952	100,124	339,386	303,968
Operating expenses:
Selling, general, and administrative expenses	37,866	35,220	117,544	107,926
Research and development expenses	42,978	36,065	130,006	108,734
Acquisition costs	30	475	739	475
Loss on sale of product line	—	—	337	—
Restructuring charges	213	969	6,455	969
Amortization of intangible assets	7,742	8,944	22,565	26,832

	88,829	81,673	277,646	244,936

Operating income	23,123	18,451	61,740	59,032
Other expense (income):
Interest expense	4,479	4,277	13,251	12,681
Loss (gain) on investments	(878)	253	(1,483)	(504)
Loss (gain) on foreign currency	(431)	(841)	917	125
Interest income	(764)	(775)	(2,248)	(2,438)
Loss on debt redemption	—	19	—	19
Other (income) expense, net	(129)	(150)	(791)	(681)

Income from continuing operations before income taxes	20,846	15,668	52,094	49,830
Income tax expense	2,982	1,955	13,430	7,863

Net income	$17,864	$13,713	$38,664	$41,967

Net income per common share:
Basic	$0.16	$0.11	$0.34	$0.35

Diluted	$0.15	$0.11	$0.33	$0.34

Weighted average common shares:
Basic	113,709	119,283	114,206	121,115

Diluted	116,346	121,237	116,348	123,549

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2012	2011	2012	2011
Operating Activities:
Net income	$17,864	$13,713	$38,664	$41,967
Depreciation	6,788	5,882	20,965	17,550
Amortization of intangible assets	7,742	8,944	22,565	26,832
Amortization of deferred finance fees	159	161	479	487
Non-cash interest expense	3,120	2,883	9,177	8,604
Deferred income tax provision (benefit)	(1,184)	(4,084)	(10,904)	(15,487)
Stock compensation expense	6,678	5,738	21,194	16,947
Provision for doubtful accounts	—	(1)	54	(1)
Loss on debt retirement	—	19	—	19
Loss on sale of product line	—	—	337	—
Loss (gain) on disposal of fixed assets	34	(27)	40	6
Loss (gain) on investments	(877)	253	(1,482)	(504)
Excess tax benefits from stock-based compensation plans	(154)	258	(2,614)	(2,989)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	8,228	(13,384)	(19,515)	(39,887)
Other receivables	794	(6,134)	8,187	(17)
Inventory	(35,135)	(3,749)	(25,139)	(15,006)
Income taxes payable/recoverable	(6,509)	5,362	1,943	17,953
Accounts payable and accrued liabilities	(2,522)	9,148	2,614	(6,332)
Other, net	1,716	(520)	6,043	2,129

Net cash provided by operating activities	6,742	24,462	72,608	52,271

Investing Activities:
Purchases of investments	(94,995)	(85,263)	(235,348)	(228,104)
Disposals of investments	88,898	80,796	172,059	260,227
Purchases of property & equipment, net	(5,264)	(6,401)	(14,520)	(18,948)
Cash proceeds from sale of property & equipment	13	27	13	70
Cash proceeds from sale of product line	—	—	3,249	—

Net cash provided by (used in) investing activities	(11,348)	(10,841)	(74,547)	13,245

Financing Activities:
Early redemption of long-term debt	—	(4,984)	—	(4,984)
Repurchase of common stock	(10,370)	(17,101)	(51,921)	(74,748)
Excess income tax benefits from stock-based compensation plans	154	(258)	2,614	2,989
Repurchase of shares to satisfy employee tax withholdings	(132)	(15)	(8,184)	(8,260)
Fees and proceeds from issuance of common stock, net	4,212	3,115	12,208	21,025

Net cash used in financing activities	(6,136)	(19,243)	(45,283)	(63,978)
Net increase (decrease) in cash and cash equivalents	(10,742)	(5,622)	(47,222)	1,538
Cash and cash equivalents at beginning of period	199,395	360,281	235,875	353,121

Cash and cash equivalents at end of period	$188,653	$354,659	$188,653	$354,659

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

(in thousands, except per share data)	Q1 2012		Q2 2012		Q3 2012		YTD 2012
		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share
Sales	$302,901		$349,327		$357,432		$1,009,660
Highlighted items:
Purchase accounting impacts of deferred revenue	1,771	0.02	663	0.01	546	—	2,980	0.03

Sales excluding highlighted items	$304,672		$349,990		$357,978		$1,012,640

	Q1 2012		Q2 2012		Q3 2012		YTD 2012
		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share
Net income	$5,799	$0.05	$15,001	$0.05	$17,864	$0.05	$38,664	$0.05

Highlighted items:
Impacting gross margin:
Purchase accounting impacts of deferred revenue	1,258	0.01	663	0.01	546	—	2,467	0.02
Stock compensation expense	750	0.01	809	0.01	808	0.01	2,367	0.02

Impacting operating expenses:
Acquisition costs	607	0.01	102	—	30	—	739	0.01
Restructuring	5,203	0.04	1,039	0.01	213	—	6,455	0.06
Amortization of intangible assets	7,379	0.06	7,444	0.06	7,742	0.07	22,565	0.19
Loss of sale of product line	337	—	—	—	—	—	337	0.00
Stock compensation expense	5,899	0.05	7,058	0.06	5,870	0.05	18,827	0.16

Impacting other (income) / expense:
Non-cash interest expense	2,999	0.03	3,058	0.03	3,120	0.03	9,177	0.08
Impairment of investment	—	—	466	—	—	—	466	—

Impacting income tax expense:
Adjustments of income tax valuation allowances and other	—	—	—	—	(4,183)	(0.04)	(4,183)	(0.04)

Tax related to highlighted items above	(8,121)	(0.07)	(6,749)	(0.06)	(6,362)	(0.05)	(21,232)	(0.18)

Total highlighted items	16,311	0.14	13,890	0.12	7,784	0.07	37,985	0.33

Net income excluding highlighted items	$22,110	$0.19	$28,891	$0.25	$25,462	$0.22	$76,463	$0.66

Weighted average common shares - diluted		117,597		115,111		116,346		116,348

	Q1 2011		Q2 2011		Q3 2011		YTD 2011
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount
Sales	$267,436		$265,799		$274,374		$807,609
Highlighted items:
Purchase accounting impacts of deferred revenue	—	—	—	—	—	—	—

Sales excluding highlighted items	$267,436		$265,799		$274,374		$807,609

	Q1 2011		Q2 2011		Q3 2011		YTD 2011
		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share
Net income (loss)	$11,564	$0.09	$16,690	$0.13	$13,713	$0.11	$41,967	$0.34

Highlighted items:
Impacting gross margin:
Stock compensation expense	437	—	557	—	525	—	1,519	0.01

Impacting operating expenses:
Acquisition costs	—	—	—	—	475	—	475	—
Restructuring	—		—	—	969	0.01	969	0.01
Amortization of intangible assets	8,944	0.07	8,944	0.07	8,944	0.07	26,832	0.22
Stock compensation expense	4,847	0.04	5,368	0.04	5,213	0.04	15,428	0.12

Impacting other (income) / expense:
Non-cash interest expense	2,832	0.02	2,889	0.02	2,883	0.02	8,604	0.07
Loss on retirement of debt	—	—	—	—	19	—	19	—

Impacting income tax expense:
Adjustments of income tax valuation allowances and other	(3,583)	(0.03)	—	—	(2,334)	(0.02)	(5,917)	(0.05)

Tax related to highlighted items above	(5,024)	(0.04)	(4,915)	(0.04)	(5,265)	(0.04)	(15,204)	(0.12)

Total highlighted items	8,453	0.07	12,843	0.10	11,429	0.09	32,725	0.26

Net income excluding highlighted items	$20,017	$0.16	$29,533	$0.24	$25,142	$0.21	$74,692	$0.60

Weighted average common shares - diluted		125,732		123,711		121,237		123,549

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Purchase Accounting Impacts Related to Deferred Revenue: In connection with our acquisition of BigBand, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Acquisition Costs: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We incurred significant expenses in connection with our recent acquisition of BigBand, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. We believe it is useful to understand the effects of these items on our total operating expenses.

Restructuring Costs: We have excluded the effect of restructuring charges in calculating our non-GAAP operating expenses and net income measures. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. We believe it is useful to understand the effects of these items on our total operating expenses.

Loss on Sale of Product Line: We have excluded the effect of a loss on the sale of a product line in calculating our non-GAAP operating expenses and net income measures. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Early Pension Payout: In an effort to reduce volatility and administrative expense in connection with the Company’s pension plan, we have offered certain participants an opportunity to voluntarily elect an early payout of their pension benefits. We anticipate recording a charge in the fourth quarter of 2012 of approximately $3 million, dependant upon the actual number of participants who elect the payout option. We intend to exclude this charge in our fourth quarter Non-GAAP measures, as this is a one-time charge that is not considered by management in their review of financial results.

Non-Cash Interest on Convertible Debt: We have excluded the effect of non-cash interest in calculating our non-GAAP operating expenses and net income measures. We record the accretion of the debt discount related to the equity component non-cash interest expense. We believe it is useful to understand the component of interest expense that will not be paid out in cash.

Impairment of Investment: We have excluded the effect of an other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Loss (Gain) on Retirement of Debt: We have excluded the effect of the loss (gain) on retirement of debt in calculating our non-GAAP financial measures. We believe it is useful for investors to understand the effect of this non-cash item in our other expense (income).

Income Tax Expense: We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to state valuation allowances, research and development tax credits and provision to return differences.